SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NO. 1-10308

                            CENDANT CORPORATION
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       (Exact Name of Registrant as Specified in its Charter)


            Delaware                               06-0918165
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State of incorporation of Organization     I.R.S. Employer Identification No.:

      Cendant Corporation
      9 West 57th Street
      New York, NY                                  10019
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(Address of Principal Executive Office)          (Zip Code)


      If this Form relates to the           If this Form relates to the
      registration of a class of            registration of a class of
      securities pursuant to                securities pursuant to
      Section 12(b) of the Exchange         Section 12(g) of the Exchange
      Act and is effective pursuant to      Act and is effective pursuant to
      the general Instruction A.  (c)       the general Instruction A. (d)
      please check the following box.|_|    please check the following box.|X|


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class               Name of Each Exchange on Which
      to be so Registered               Each Class is to be Registered
      -------------------               ------------------------------
      Rights                            New York Stock Exchange



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

            The classes of securities to be registered hereby are the Rights of Cendant Corporation, a Delaware corporation (the "Company").

            For a description of the Rights, reference is made to the Registration Statement on Form S-3 of Cendant Corporation, among other registrants (Registration No. 333-78447), filed with the Securities and Exchange Commission on May 14, 1999 and Amendment No. 1 thereto, filed with the Securities and Exchange Commission on July 12, 1999 (as so amended, the "Registration Statement"), and the form of a prospectus included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and of a prospectus supplement which contains a description of the Rights will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.     Exhibits

            1. Form of Rights Agreement, between Cendant Corporation and Bank One Trust Company, N.A.

            2. Form of Rights Certificate. (included as an exhibit to Exhibit 1 hereto)

            3. Senior Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee. (incorporated by reference to Exhibit 4.2 to the Company's Form S-3 Registration Statement No. 333-45227)

            4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Corporation and Wilmington Trust Company as Institutional Truste. (incorporated herein by reference to Exhibit 4.6 to the Registration Statement)

            5. Form of Preferred Securities Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Corporation. (incorporated herein by reference to Exhibit 4.7 to the Registration Statement)

            6. Form of Purchase Contract Agreement, between Cendant Corporation and Bank One Trust Company, N.A., as Purchase Contract Agent. (incorporated herein by reference to Exhibit 4.8 to the Registration Statement)

            7. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and Bank One Trust Company, N.A., as Purchase Contract Agent. (incorporated herein by reference to Exhibit 4.9 to the Registration Statement)

            8. Form of Second Supplemental Indenture, among Cendant Corporation and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee. (incorporated herein by reference to Exhibit 4.10 to the Registration Statement)

            9. Form of Senior Debenture. (incorporated herein by reference to Exhibit 4.11 to the Registration Statement)

            10. Form of Preferred Security Certificate. (incorporated herein by reference to Exhibit 4.12 to the Registration Statement)

            11. Form of Income PRIDES Certificate. (incorporated herein by reference to Exhibit 4.13 to the Registration Statement)

            12. Form of Growth PRIDES Certificate. (incorporated herein by reference to Exhibit 4.14 to the Registration Statement)



                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            CENDANT CORPORATION

Dated:  September 22, 1999                By: /s/ Eric J. Bock
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                                                Eric J. Bock, Esq.
                                                Vice President-Legal